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                                                                    EXHIBIT 21.1

                         SYKES ENTERPRISES, INCORPORATED
                              LIST OF SUBSIDIARIES

As of December 31, 2002, the Registrant directly or indirectly owned the following subsidiaries. Certain subsidiaries, which in the aggregate do not constitute significant subsidiaries, may be omitted.

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
Sykes Realty, Inc.                                                                            United States
Sykes Enterprises Delaware, Inc.                                                              United States
Sykes Enterprises - South Africa, Inc.                                                        United States
Sykes Enterprises of Canada, Inc.                                                             Canada
Sykes Financial Services, Inc.                                                                United States
SEI Technical Services, Ltd.                                                                  United Kingdom
McQueen International Incorporated                                                            United States
     Sykes E-Commerce, Incorporated                                                           United States
Sykes Latin America, S.A.                                                                     Costa Rica
Sykes Enterprises Incorporated, S.L.                                                          Spain
McQueen International Limited                                                                 Scotland
     McQueen Europe Limited                                                                   Scotland
         Sykes Netherlands B.V.                                                               The Netherlands
              McQueen Skandinavian AB                                                         Sweden
              McQueen International B.V.                                                      The Netherlands
              Sykes Asia Inc.                                                                 The Philippines
              Sykes France S.A. (f/k/a McQueen France S.A.)                                   France
     Sykes Europe Limited                                                                     Scotland
         Link Network Limited                                                                 Scotland
Sykes Holdings of Belgium B.V.B.A.                                                            Belgium
     Sykes Belgium N.V. (f/k/a Translation, Fulfillment & Communication, N.V. "Traffic")      Belgium
Sykes Global Holdings, LLC                                                                    United States
Sykes LP Holdings, LLC                                                                        United States
     Sykes Investments CV                                                                     The Netherlands
         Sykes Enterprises Incorporated Holdings B.V.                                         The Netherlands
              Sykes Datasvar Support AB                                                       Sweden
                  TwinPoint AB                                                                Sweden
              Sykes International Holdings BV                                                 The Netherlands
                  Sykes Canada Corporation (f/k/a Oracle Service Networks Corporation)        Canada
                      248 Pall Mall (London) Inc.                                             Canada
                           Station Park Fitness Club Inc.                                     Canada
                      Clinidata Incorporated                                                  Canada
                      Sykes Enterprises GmbH                                                  Germany
                           Sykes Enterprises Hamburg Hannover GmbH & Co. KG                   Germany
                           Sykes Enterprises Verwaltungs und Management GmbH                  Germany
                           Heidi Fabinyi Telemarketing Und Kommunikationskonzepte GmbH &      Germany
                             Co. KG
                           Sykes Verwaltungesellschaft mgH                                    Germany
                           Sykes Enterprises Support Services B.V. & Co. KG                   Germany
                           Sykes Enterprises Management GmbH                                  Germany
                           Sykes Enterprises Verwaltungs und Beteiligungsgellschaft mbH       Germany
                           Sykes Enterprises Bochum GmbH & Co. KG                             Germany
                                    Sykes Enterprises Wilhemslaven GmbH & Co. KG              Germany
                                    TST Tele Service Team, GmbH                               Germany
                                    T.O.P. Teleshopping, GmbH                                 Germany
              Sykes Enterprises Incorporated BV                                               The Netherlands
                  Sykes Enterprises Istanbul Limited Sirket                                   Turkey
                  Sykes Information Technology China (Shanghai) Co. Ltd.                      Peoples Republic of China
                  Sykes Enterprises Italy S.r.L                                               Italy
                  Sykes Enterprises, Inc. Kft. Budapest                                       Hungary
                  Sykes Central Europe Kft                                                    Hungary
                  Sykes Finland Oyin                                                          Finland
              Sykes India Holdings Corporation                                                Mauritius
                  Sykes Enterprises Pvt Ltd                                                   India
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